Exhibit 99.1

Jones Soda bolsters C-Level team, hiring proven business leaders to head Operations, Marketing and increases Lending Facilities to Support Growth

SEATTLE, Dec. 9, 2025 /CNW/ - Jones Soda Co. (CSE: JSDA) (OTCQB: JSDA) (“Jones Soda” or the “Company”), today announced the hiring of proven executives Darcey Macken and Eric Schnabel to serve as Chief Operating Officer and Chief Marketing Officer. The Company also announces today that is increased its revolving credit facility from $5 million to $10 million.

Macken is a veteran consumer packaged goods executive with more than two decades of leadership experience across high-growth, innovation-driven food and beverage companies. Prior to joining, Ms. Macken was CEO of Planterra Foods, where she established the OZO™ plant-based protein brand, renovated a large-scale manufacturing facility, and launched more than 20 products across 12 countries. Earlier, she held senior leadership roles at Sovos Brands and noosa yoghurt, including serving as CEO/General Manager, where she led the business through its acquisition and drove revenue growth from approximately $45 million to more than $200 million. Ms. Macken spent over a decade at the Kellogg Company in multiple executive positions, including President of U.S. Sales and Senior Vice President, Global Sales, where she oversaw multibillion-dollar revenue portfolios, built global sales enablement frameworks, and drove operational and commercial excellence. She brings extensive experience in brand building, product innovation, global sales leadership, operational scale-up, and cross-functional team development.

Schnabel brings three decades of experience in advertising, in-house marketing and digital thought leadership. Prior to joining Jones, Schnabel led in-house marketing teams Kohler Co. and served as a fractional CMO for a variety of businesses. Schnabel spent 10 years at Meta where he co-founded The Creative Shop, a team that pioneered digital marketing across all of the social media giant’s platforms. Earlier, Schnabel held leadership positions at two ad agencies building campaigns for CPG brands such as Kellogg’s and Wrigley’s Altoids, as well as creatively awarded campaigns that drove growth for BMW, Virgin and Dave & Busters.

The new executives will be charged with continuing the company’s recent momentum. Collaborations with Bethesda Software’s Fallout have led to huge spikes in sales at Costco and via direct-to-consumer purchases.

Additionally, today the Company announces that it has entered into an Amendment to its Loan Agreement (the “Amended Loan Agreement”) with Two Shores Capital Corp. (the “Lender”), pursuant to which that certain Loan Agreement, dated February 6, 2025, between Subsidiary and Lender (the “Original Loan Agreement”), was amended by increasing the Revolving Loan Cap (as defined in the Original Loan Agreement) to $10 million from $5 million.

Additionally, on December 1, 2025, the Subsidiary entered into an Amended and Restated Revolving Credit Note (the “Amended Note”) which amended the terms of that certain Revolving Credit Note, dated February 19, 2025. Pursuant to the Amended Note, the principal amount of the note was increased to $10 million.

“Darcey and Eric add a depth of experience driving growth across sales channels and creating brands that demand attention,” said Jones CEO Scott Harvey. “With our expanded leadership team and more resources, we’re confident that Jones can deliver outstanding beverages and shareholder value. We are pleased to expand our credit facilities with Two Shores that are expected to facilitate additional sales growth for our business anticipated in 2026.”

About Jones Soda

Jones Soda Co.® (CSE: JSDA, OTCQB: JSDA) is a leading craft soda manufacturer. The company markets and distributes premium craft sodas under the Jones® Soda brand. Jones’ mainstream soda line is sold across North America in glass bottles, cans and on fountain through traditional beverage outlets, restaurants and alternative accounts. The company is headquartered in Seattle, Washington. For more information, visit www.jonessoda.com or www.myjones.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as well as applicable securities legislation in Canada. Forward looking statements are typically identified by words such as: “believe”, “expect”, “anticipate”, “intend”, “estimate”, “postulate” and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions readers that any forward looking statements provided by the Company are not a guarantee of future results or performance and that such forward looking statements are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, as of the date of this news release, including, without limitation, that the Company will realize the expected benefits of the divestiture of its cannabis business, and that the sale of the Company’s cannabis business will enable the Company to sharpen its strategic priorities and accelerate investment in its core soda, functional beverage, and adult beverage categories.

Forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. For a discussion of additional risks and uncertainties, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The forward looking statements contained in this news release are made as of the date of this news release. The Company disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE Jones Soda Co.